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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-34347 of Evans Bancorp, Inc. and subsidiary on Form S-3 of our report dated February 1, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Evans Bancorp, Inc. and subsidiary for the year ended December 31, 2000.


DELOITTE & TOUCHE LLP

Buffalo, New York
March 29, 2001